CLECO CORPORATION	EXHIBIT 23(b)

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-109506 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692, 333-59696, 333-124716, and 333-127496) of Cleco Corporation of our report dated March 28, 2006 relating to the financial statements of Perryville Energy Partners, L.L.C., which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 28, 2006